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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                          Reported): August 23, 1999



                     MERRILL LYNCH MORTGAGE INVESTORS, INC
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            (Exact name of registrant as specified in its charter)

          Delaware                       333-81429          13-5674085
(State or Other Jurisdiction             Commission       (I.R.S. Employer
     of Incorporation)                  File Number)     Identification No.)


250 Vesey Street
World Financial Center, North Tower
New York, New York                                          10281
(Address of Principal                                   (Zip Code)
 Executive Offices)


       Registrant's telephone number, including area code (212) 449-1000

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Item 5.    Other Events.

Filing of Derived Materials./FN*/

In connection with the offering of the Mortgage Loan Asset-Backed Certificates, Series 1999-CB4 (the "Certificates") Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter of the Certificates (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although the Registrant provided the Underwriter with certain information regarding the characteristics of the assets in the related portfolio, it did not participate in the preparation of the Derived Materials. Concurrently with the filing hereof, pursuant to Rule 311 of Regulation S-T, the Registrant is filing certain computational materials by paper filing on Form SE.

For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life, duration; expected maturity; loss sensitivity; cash flow characteristics; background information regarding the assets; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature, as well as certain matters relating to the collateral for such transaction.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1   Derived Materials

* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus and the Prospectus Supplement of Merrill Lynch Mortgage Investors, Inc., relating to its Mortgage Loan Asset-Backed Certificates Series 1999-CB4.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MERRILL LYNCH MORTGAGE INVESTORS, INC


                                     By: /s/ Peter Cerwin
                                     Name:  Peter Cerwin
                                     Title:  Vice President


Dated:  August 23, 1999

                                 Exhibit Index

Exhibit                                                              Page

99.1  Derived Materials (P)                                             5

                                                                  Exhibit 99.1


In accordance with Rule 311 of Regulation S-T, the Computational Materials are being filed on paper pursuant to Form SE.